EXHIBIT 10.qq

                           BERMUDA BERTHING AGREEMENT

         THIS AGREEMENT (the "Agreement") is made the 14th day of July, 1999 BETWEEN THE GOVERNMENT OF BERMUDA (hereinafter called "The Government") and CROWN CRUISES LIMITED, a Bermuda corporation having its principal place of business at 4000 Hollywood Boulevard, Suite 385-S, South Tower, Hollywood, Florida 33021, (hereinafter called the "Company").

         WHEREAS, the Government has berths and facilities for cruise vessels at the former Royal Dockyard in the Bermuda islands (hereinafter called the "Dockyard") and considers it imperative to promote and use those berths and facilities for the wellbeing of Bermuda's tourism industry and the business community generally and in particular that of the Dockyard.

         AND WHEREAS, the Company has agreed to provide regularly scheduled cruise ship services between the Philadelphia/Baltimore/Washington, D.C. area and the Dockyard and for that purpose has agreed to procure and utilize a vessel named M/V Crown Dynasty (hereinafter called "the Vessel," which expression shall, where the context admits, include any ship properly substituted for the same under the provisions of Clause 2 hereof).

         AND WHEREAS, the Vessel will be operated by the Company or its affiliated appointee;

         AND WHEREAS, the Government has agreed to make available to the Company at the Dockyard a berth, and the facilities normally pertaining thereto, suitable in size and location for the Vessel; and

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         AND WHEREAS, the Company has applied to the Minister responsible for
Tourism to issue an appropriate permit as required under the provisions of the Bermuda Passenger Ships Act 1972.

         NOW, in consideration of the mutual agreements hereinafter contained IT IS HEREBY AGREED, as follows:

         1. The Government hereby grants to the Company for the benefit of itself and its parent or subsidiary companies if any:

            (a) The use of a berth at the Dockyard for a period of 22 weeks extending over Friday, Saturday and Sunday of each week during the period beginning on May 12, 2000 and beginning during the first week in May (as requested by the Company) in 2001 and 2002 (such three-year period is hereinafter called the "Term"). The exact time of arrival and departure on each occasion shall be agreed with, and subject to the control of, the Bermuda Harbourmaster;

            (b) The use of all facilities normally made available at the Dockyard to cruise ships at berth there; and

            (c) The exclusive permission to call in Bermuda with respect to a cruise ship sailing from the Philadelphia, PA/Baltimore, MD/Washington, D.C. area (the "Baltimore Area") during the Term; provided, always that such permission shall not prevent the Government from granting permission to another vessel to sail to Bermuda from the Baltimore Area on an occasional basis during the second or third year of the Term. And so that the Government will ensure, so far as it is able, that if for any reason such berth cannot be used then, the Government will permit the Company to use another suitable and safe berth to be designated by the Harbourmaster, if one is available at that time, or a safe anchorage.

         2. The Company hereby agrees that it will:

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            (a) Procure the use of and operate the Vessel (or another ship of comparable size and quality as may be approved in writing by the Minister responsible for tourism, such approval not to be unreasonably withheld) for the said regularly scheduled weekly cruises during the Term.

            (b) Redecorate the Vessel with a strong Bermuda theme, including re-naming the decks with Bermuda names and displaying pieces of Bermuda art.

            (c) Promote on board the Vessel during each of the said cruises to the Dockyard the shopping and recreational opportunities in the Dockyard in particular and in Bermuda generally in a manner and to the extent reasonably required by the Government's Department of Tourism and ensure that the Bermuda Cruise magazine or any other similar publications are freely distributed on board the Vessel and a copy placed in each cabin.

            (d) Retain a total of up to 30 Bermuda summer interns to work aboard the Vessel to gain hospitality experience in five four-week rotations of six persons each. The Company shall provide such interns with food and lodging on the Vessel but no other compensation.

            (e) Establish food and drink menus aboard the Vessel that includes Bermuda drinks and specialty meals.

            (f) Provide the plans for the redecoration of the Vessel to reflect the Bermuda theme for the review of the Government in advance to ensure that the Government has an adequate opportunity to provide the Company with its meaningful input, notify the Government of the progress of the redecoration of the Vessel and provide the Government with an opportunity or opportunities to inspect the Vessel to ensure that the redecoration is proceeding

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in accordance with the agreed upon plans prior to the commencement of the first cruise to Bermuda during the Term in May 2000.

            (g) Guaranty that an average number of cruise passengers will stay in Bermuda hotel rooms each week of the cruise season as follows: 100 passengers (300 bed nights) per week in 2000, 150 passengers (450 bed nights) per week in 2001 and 200 passengers (600 bed nights) in 2002.

            (h) Provide weekly lists of cruise passengers aboard the Vessel who have elected to take advantage of the "cruise and stay" program described in
(g).

            (i) Arrange for the marketing of the Bermuda cruises aboard the Vessel to passengers in the Chicago, IL and other areas and arrange for charter flights for passengers from Chicago, IL to Bermuda and returning through Philadelphia, PA.

            (j) In all aspects of the Vessel's operation and maintenance and in respect of any other work carried out to the Vessel, have regard to the physical environment of Bermuda, and observe and comply with the provisions of the International Convention for the Safety of Life at Sea (1974) as amended and the International Convention for the Prevention of Pollution from Ships (1973) as amended and any other legislation or treaty which has effect in Bermuda and is designed or intended or, which, in the opinion of the Government, has the effect of enhancing or preserving the physical environment of Bermuda or of protecting Bermuda or its people from harm or damage resulting from the operation of the Vessel.

            (k) Fully indemnify the Government and its employees against all proceedings, claims, costs, expenses and liabilities whatsoever which may be occasioned by the Company's servants or by the use of said berth or anchorage by the Company, except that such indemnity in favour of the Government shall not extend to any claims, costs, expenses and

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liabilities occasioned by reason of any negligence or misconduct on the part of the Government or its employees.

            (l) At all times during the Term of this Agreement, provide the Government with such insurance protection as is usual, customary and appropriate in the cruise industry to protect the Government against third-party risks and any claims against the Government or its employees under this Agreement that may arise in connection with the Company's use of the said berth or anchorage, pay all premiums necessary for that purpose within seven (7) days after the same shall become due and deliver to the Government on written demand the policy or policies of such insurance and the receipt for the current premium for the same.

         3. (a) Should the Vessel fail to call at Bermuda in accordance with Clause 2 hereof then the Company shall pay to the Government for each such voyage not so undertaken, by way of liquidated damages and not as a penalty, and as a complete remedy for such failure, a sum equal to the average of the "passenger departure tax" paid per voyage together with pilotage, bouyage and berthing charges in respect of the failed arrival or arrivals. Provided always that if there are no, or an insufficient number of voyages, then the sum shall be computed as if the appropriate voyages had been undertaken at ninety percent (90%) of the capacity of the Vessel. If the Company fails to comply with Clause 2(g), the Company shall pay to the hotels contracted to provide the rooms the contract rate for each bed night guaranteed but not used. Provided also, however, that no such payment shall fail to be made if the failure is caused by an act of God, war, riot, civil commotion, strike, lock-out, substantial mechanical breakdown or other force majeure (being an event outside the reasonable control of the Company).

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            (b) For the purposes of this Agreement the term "passenger departure tax" shall have the meaning assigned to it by the Miscellaneous Taxes Act, 1976, as amended from time to time, or in any substitution or re-enactment thereof.

            (c) No increase in the passenger departure tax or the passenger cabin tax under the Miscellaneous Taxes Act 1976 and the Miscellaneous Taxes (Rates) Act 1980, respectively, or the port fees under the Marine and Ports Authority (Port Dues) Regulations 1969 shall be binding on the Company until twelve (12) months after notice of such increase shall have been given to the Company by or on behalf of the Government.

         4. If the Company shall at any time give notice to the Government of its intention to withdraw the Vessel without substituting an alternative vessel under the provisions of Clause 2 hereof or if the Vessel does not make three or more consecutive visits in accordance with the terms of this Agreement without the consent in writing of the Government or, without such consent misses five or more of such visits during any one calendar year, the Government shall, without prejudice to any other rights it may have under the terms of this Agreement or at law, be entitled to terminate this Agreement by giving notice to the Company. Notwithstanding the foregoing, the Company shall not have violated this Clause 4 if its failure to visit the Dockyard is due to an act of God, war, riot, civil commotion, strike, lock-out or other force majeure (being an event outside the reasonable control of the Company).

         5. (a) If during the Term of this Agreement the Government has reasonable and proper cause to claim, and does claim, that the quality of the service and equipment provided by the Company under the terms of this Agreement have deteriorated in a material respect (fair wear and tear of equipment excepted), it shall promptly give written notice thereof to the Company giving reasons for any such claim.

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            (b) The Company agrees that it will within ninety (90) days, if it accepts the claim, commence and diligently prosecute to completion reasonable measures to correct such deterioration or, if it does not accept the claim, discuss with the Government how to resolve the matter complained of and, failing agreement thereon either party shall be entitled to refer the dispute to arbitration as provided in Clause 8 hereof and the decision of the arbitrator or arbitrators shall be final binding and conclusive. Provided, however that a delay in or failure by the Company to so commence or diligently prosecute to completion such measures shall not constitute a default or breach under this Agreement to the extent such delay or failure is occasioned by an act of God, war, riot, civil commotion, unavailability or embargo of materials or equipment, strike, lockout, or other force majeure (being an event outside the reasonable control of the Company).

         6. (a) If during the Term of this Agreement, the Company has reasonable and proper cause to claim, and does claim, that the berth or any alternative berth or safe anchorage available to it is unsafe or unsuitable in a material respect or that the facilities provided or agreed to be proved by the Government have deteriorated in a material respect, the Company shall promptly give written notice thereof to the Government giving reasons for any such claim.

            (b) The Government agrees that it will within 90 days, if it accepts the claim, take all reasonable measures to remedy the matters complained of or, if it does not accept the claim, discuss with the Company how to resolve the complaint and, failing agreement thereon, either party shall be entitled to refer the dispute to arbitration as provided in Clause 8 hereof and the decision of the arbitrator or arbitrators shall be final binding and conclusive. Provided, however that a delay in or failure by the Government to so commence or diligently prosecute to completion such measures shall not constitute a default or breach under this Agreement to the

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extent such delay or failure is occasioned by an act of God, war, riot, civil commotion, unavailability or embargo of materials or equipment, strike, lockout, or other force majeure (being an event outside the reasonable control of the Government).

         7. Should this Agreement be, for any reason terminated by the Company, the Company shall pay to the Government by way of liquidated damages, and not as a penalty, and as complete remedy therefor, a sum equal to the amount that would have been payable to the Government under the provisions of Clause 3(a) of this Agreement as if the Company had failed to provide a Vessel to call at Bermuda for a period equal to the lesser of the balance of the Term or of two (2) years following the date of such termination. Notwithstanding the foregoing, in the event the Company determines during the first year of the Term that its operation of the Vessel is not successful, it shall notify the Government on or before August 15, 2000 and the parties shall modify this Agreement to achieve a resolution to such problem.

         8. In the event of a reference to arbitration pursuant to the provisions of Clause 5 or 6 of this Agreement, the same shall be submitted to arbitration by three (3) arbitrators, one to be chosen by the Government, one by the Company and the third to be appointed by the President for the time being of the London Maritime Arbitrators Association from its members. Such arbitration shall be conducted in Bermuda in accordance with the Bermuda International Conciliation and Arbitration Act 1993 or any re-enactment or statutory modification thereof for the time being in force to the extent consistent with this clause. The party desiring arbitration shall serve upon the other party written notice of its desire, specifying the issues to be arbitrated and the name of the arbitrator whom it appoints. Within fourteen (14) days after receipt of notice of such demand for arbitration, the other party shall in turn appoint an arbitrator and give notice in writing of such appointment to the party demanding an arbitration. If a party fails to appoint an arbitrator as aforesaid within fourteen (14) days following receipt of notice of demand for arbitration by the other party, the party failing to appoint

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an arbitrator shall be deemed to have accepted as its own arbitrator the arbitrator appointed by the party demanding arbitration and any arbitration shall proceed before the two remaining arbitrators who, in such event, shall constitute the arbitration Tribunal.

         9. The Company acknowledges that it is in the final stages of negotiations with Apple Vacations ("Apple") to formalize Apple's role in the Vessel's Bermuda operation. In the event such arrangements are not consummated, the Company shall enter into a marketing arrangement with another comparable company to assure that the Company fully meets its obligations under this Agreement. The Company shall advise the Government of the name of the company whom it engages to assist in the marketing of the Bermuda operation as soon as such engagement is finalized, and shall obtain the written approval of the Minister of Tourism of such engagement, which approval shall not be unreasonably withheld. The Government consents to Apple's (or such other company's) fulfillment of some of the Company's obligations under this Agreement including the development of the "cruise and stay" program, the provision of charter flights and the marketing of cruises aboard the Vessel to Bermuda; provided, however, that the Company shall remain primarily responsible for fulfilling all of its obligations under this Agreement.

        10. This Agreement:

            (a) shall inure to the benefit of and be binding on the Company and its successors and assigns.

            (b) shall be governed by and construed according to the law of Bermuda.

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            (c) shall be subject to the grant of a permit by the Minister responsible for Tourism under the provisions of the Passenger Ships Act 1972, such grant of a permit not to be unreasonably withheld, and the payment of any fee which shall from time to time be properly charged by regulation and the observance and performance of the conditions set out in such permit.

        11. Neither the Company nor the Government shall be entitled to assign, underlet or dispose of the benefits accruing to it under this Agreement or any part thereof without the previous written consent of the other party, such consent not to be unreasonably withheld, except that the Company shall be permitted to assign responsibilities to Apple (or to another company with whom it may enter into a marketing arrangement) in accordance with Clause 9, provided that the Company has obtained the approval of the Minister of Tourism in accordance with Clause 9.

        12. The Government hereby irrevocably and unconditionally:

            (a) agrees with the Company that should the Company bring legal proceedings against the Government or its property or assets in relation to its obligations under this Agreement it will not claim immunity for such assets;

            (b) waives any such right of immunity which it or its property or assets now has or may hereafter acquire; and

            (c) consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with such proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) or any order of judgment which may be made or given in such proceedings.

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        13. This Agreement may be executed in any number of counterparts each of which shall constitute one and the same document.

        IN WITNESS WHEREOF the parties hereto have caused this Agreement to be signed by their duly authorized representative on the day and year first before written.

THE MINISTER OF TOURISM, FOR AND ON
BEHALF OF THE GOVERNMENT OF BERMUDA

By:  Illegible                                Witness:
     -------------------------------------
     Name:                                       /s/ Gary L. Phillips
                                                 ------------------------------
            ------------------------------
     Title: Minister of Tourism                  Name:  Gary L. Phillips
            ------------------------------              -----------------------

FOR CROWN CRUISES LIMITED


By:  /s/ Frederick A. Mayer                   Witness:
     -------------------------------------
     Name:  Frederick A. Mayer                    /s/ Amanda Outerbridge
            ------------------------------        ------------------------------
     Title: CEO                                   Name:      Amanda Outerbridge

            ------------------------------               -----------------------

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